United States
Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
The SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 20, 2007

Security Land and Development Corporation

(Exact name of registrant as specified in its charter)

GEORGIA	0-7865	58-1088232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2816 Washington Road, 103, Augusta, GA  30909

(707)736-6334

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4©)

ITEM:              1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 20, 2007 Security Land and Development Corporation executed a Secured Promissory Note to borrow the principal sum of Three Million Dollars ($3,000,000.00) from Principal Life Insurance Company using the Company’s Lease Agreement with Hull Storey Acquisitions, LLC to ground lease the Company’s property in Evans, Georgia as a Lowe’s Home Center, as collateral.  The Loan has a fixed interest rate of five and eighty-five one-hundredths percent (5.85%) per annum and a maturity date of May 1, 2027.  The purpose of the loan is to pay off existing loans with another financial institution and to purchase more land for future development.

On April 26, 2007 Security Land and Development Corporation formed SLDC2, LLC, a Georgia Limited Liability Company, which was assigned title to the purchase of 13.57 acres of land located on US Highway 25, near the City of North Augusta, South Carolina (TMS 011-07-03-002 and 011-07-03-012), in the amount of TWO MILLION ONE HUNDRED SEVENTY-ONE THOUSAND TWO HUNDRED AND NO/100 DOLLARS, ($2,171,200.00).

ITEM:                                                              9.01         FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT 99.1   SECURED PROMISSORY NOTE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: MAY 9, 2007
	BY:	/S/ T. GREENLEE FLANAGIN
T. GREENLEE FLANAGIN, PRESIDENT